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                                  EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors' Stock Option Plan of Rigel Pharmaceuticals, Inc., of our report dated February 25, 2000, with respect to the financial statements of Rigel Pharmaceuticals, Inc. included in its Registration Statement on Form S-1, as amended (No. 333-45864), filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP


Palo Alto, California
December 1, 2000